UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 15, 2005

TASER International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7860 E. McClain Drive, Suite 2
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 991-0791
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On April 15 2005, the Company concluded that its financial statements at December 31, 2004 and for the year then ended, included in its Form 10-KSB for the year ended December 31, 2004 should no longer be relied upon due to an error in those financial statements which resulted from the Company’s calculation of the future tax benefit to be received from employees’ sale of stock received from the exercise of stock options and other tax effects of stock option exercises. Correction of this error will result in an as yet to be determined increase in deferred tax assets, accrued expenses and additional paid-in capital and will not have a significant effect on results of operations or cash flows. The Company is completing its analysis of the impact of this adjustment and an amended Form 10-KSB for the year ended December 31, 2004 will be filed to reflect the adjustment.

The Company’s audit committee was informed by management of the error on April 15, 2005, and the Company’s Chief Financial Officer and the audit committee have discussed the item with the Company’s independent registered public accounting firm.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2005	TASER International, Inc.

	By:	/s/ DANIEL BEHRENDT

Daniel Behrendt Chief Financial Officer